Exhibit 5.34

CONSENT OF LYCOPODIUM MINERAL CANADA LTD.

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

LYCOPODIUM MINERAL CANADA LTD.

/s/ Chris Waller
By:	Chris Waller
President
Authorized Signor

Dated: May 15, 2020